TWIN RIVER ANNOUNCES THIRD QUARTER 2020 RESULTS
CONFIRMS PREVIOUSLY REPORTED PRELIMINARY RESULTS
ROBUST MARGIN EXPANSION KEY DRIVER OF OPERATING INCOME AND ADJUSTED EBITDA GROWTH
Providence, Rhode Island - October 29, 2020 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company”), today reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 and Recent Highlights
•Strong operating and Adjusted EBITDA margins continue trend of operational efficiencies since re-opening
•Income from operations of $23.4 million, increased $1.9 million or 9.0%, while net income of $6.7 million was slightly down, compared to third quarter 2019
•Adjusted EBITDA of $38.0 million for the quarter is up $2.4 million, or 6.8%, from same period in 2019
•Continued execution on growth and diversification strategy with recently announced acquisitions
•Closed $125 million offering of unsecured senior notes to enhance liquidity and support strategic growth opportunities

George Papanier, President and Chief Executive Officer, said, “We are pleased that in the midst of this unprecedented operating environment, we continue to achieve positive financial results. Our significant margin expansion and early returns from our acquired properties in Kansas City and Vicksburg drove an increase in Adjusted EBITDA year-over-year, even amid continued limited capacity. These results are a testament not only to our dedicated management team and valued employees, but also to our proven business model. I am very proud of how hard the teams at the property level are working to keep our customers and team members safe during this challenging environment."

Papanier continued, “In addition to our strong financial performance this quarter, we continued to execute on our disciplined and diversified portfolio strategy. Including those properties under contract we are now positioned to operate in ten states. Additionally, we acquired the iconic Bally’s brand, under which we will unite the high-quality customer offerings that span our increasingly national footprint, leveraging a brand synonymous with first-class gaming and entertainment. As the first step in this rebranding initiative, we recently announced that Twin River will change its name to Bally’s Corporation, effective November 9, 2020.”

Third Quarter 2020 Results

	Three Months Ended September 30,
(in thousands, except per share amounts and percentages)	2020	2019	Change
Revenue	$116,624	$129,309	(9.8)%
Income from operations	$23,383	$21,451	9.0%
Income from operations margin	20.05%	16.59%
Net income	$6,723	$6,999	(3.9)%
Net income margin	5.76%	5.41%
Adjusted EBITDA(1)	$38,005	$35,598	6.8%
Adjusted EBITDA Margin(1)	32.59%	27.53%
Earnings per diluted share (“EPS”)	$0.22	$0.18	22.2%
Adjusted EPS(1)	$0.32	$0.27
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

Revenue for the third quarter of 2020 decreased 9.8% to $116.6 million from $129.3 million in the third quarter of 2019. Revenue for the third quarter of 2020 continued to be negatively impacted by various state limitations on property patron counts, gaming positions and other amenities as a result of COVID-19, which was only partially offset by the incremental revenues of Casino KC and Casino Vicksburg, which were acquired on July 1, 2020.

The Company was able to mitigate the impact of this revenue reduction on earnings through operational efficiencies, and the resulting positive impact on margins, which continued a trend noted since re-opening from the pandemic. Income from operations in the third quarter of 2020 increased $1.9 million, or 9.0%, year-over-year to $23.4 million with operating margin increasing 346 bps to 20.05% compared to the same period last year. Margin improvements were primarily driven by labor savings, reduced marketing and promotional spend and the reduction in revenue on lower margin amenities.

Net income for the third quarter of 2020 was $6.7 million, a decrease of $0.3 million, or 3.9%, from net income of $7.0 million in the third quarter last year. Adjusted EBITDA for the third quarter of 2020 was $38.0 million, an increase of $2.4 million, or 6.8%, from Adjusted EBITDA of $35.6 million in the third quarter 2019.

Diluted EPS for the third quarter of 2020 was $0.22 per share compared to $0.18 per share in the comparable period in 2019. Adjusted EPS was $0.32 for the third quarter of 2020 compared to $0.27 in the same period in 2019.

Strategic Growth Update
On October 1, 2020, the Company announced it had entered into an agreement with Delaware North Companies Gaming & Entertainment, Inc. to acquire Jumer’s Casino & Hotel in Rock Island, Illinois, for a purchase price of $120 million in cash. The acquisition would provide access to a growing gaming market in Illinois, with the potential to capitalize on potentially lucrative sports betting opportunities. The transaction is expected to close in the second quarter of 2021 subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.

On October 27, 2020, the Company announced it had entered into an agreement to acquire the Tropicana Evansville casino operations from Caesars Entertainment Corporation for $140 million. As part of the acquisition, Gaming and Leisure Properties, Inc. ("GLPI"), a publicly traded gaming-focused real estate investment trust, will acquire the real property located at Evansville from Caesars and lease it to the Company. The Company also announced that it will sell the real estate at Dover Downs to GLPI for $144 million in a sale-leaseback transaction. The purchase price payable by the Company for the operating assets of Tropicana Evansville will be included in the purchase price being paid by Gaming and Leisure Properties for the real estate resulting in no cash outlay by the Company to acquire the Evansville facility casino operations. Along with the Evansville operations, the Company will acquire Caesars’ rights to a sports betting and iGaming skin in Indiana as part of the transaction. These transactions are expected to close in mid-2021, subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions.

The Company also continues to work through the regulatory approval process on its other pending acquisitions which were announced earlier this year. The Company expects to close its acquisition of Bally's Atlantic City and its acquisition of Eldorado Shreveport in Louisiana and MontBleu in Lake Tahoe, Nevada in mid-November 2020 and the first half of 2021, respectively, and its acquisition of Jumer's in the second quarter of 2021, subject, in each case, to receipt of all required approvals and satisfaction of other customary closing conditions. After the closing of all announced acquisitions, the Company will have approximately 16,000 slot machines or VLTs, approximately 550 table games and over 3,900 hotel rooms.

Proforma for all the pending acquisitions, the Company will operate 14 casino locations in ten states.

"Our disciplined approach has preserved flexibility and moderated financial leverage to levels that have allowed us to have the liquidity to better deal with the kind of uncontrollable events 2020 has dealt us. Our first announced sale-leaseback transaction highlights, even during these challenging times, the untapped potential of our predominantly owned real estate portfolio,'" commented Papanier.

Other Financial Information

As of September 30, 2020, the Company had $115 million in cash and cash equivalents, excluding restricted cash, and an unfunded $250 million revolver. As previously announced, on October 9, 2020, the Company issued an additional $125 million of its 6.75% unsecured senior notes. Proforma for the additional $125 million of notes, the Company had cash on hand of approximately $240 million as of September 30, 2020 and the ability, subject to the terms of the applicable agreement, to borrow the full $250 million under the revolver, for a total liquidity of approximately $490 million. Proforma for the effect of all cash amounts due within the next 12 months on previously announced acquisitions, the Company's remaining proforma liquidity, excluding any expected free cash flow, is approximately $200 million. The Company has no substantial scheduled debt maturities before 2024.
Interest expense, net of interest income, for the third quarter of 2020 increased $6.3 million to $16.9 million compared to the third quarter last year. This increase was a result of timing, differences in interest rates, and debt obligations outstanding in each respective period.
The Company recorded a tax benefit of $0.2 million in the third quarter of 2020 despite generating positive income before tax of $6.5 million for the period. This benefit can be attributed to the impact of the CARES Act on the federal rate applied during the quarter related to newly acquired properties in Kansas City and Vicksburg.

The Company generated approximately $18.1 million in cash flow from operations in the quarter and had capital expenditures of $3.1 million for the period, resulting in free cash flow from operations of approximately $15.0 million in the quarter.
Change in Segments

Beginning in the third quarter of 2020, the Company changed its reportable segments to better align with its strategic growth initiatives in light of recent and pending acquisitions. Operating segments are now combined into four segments: Rhode Island, Southeast, Mid-Atlantic and West. The Company’s reporting of its third quarter 2020 results in the tables below reflect these new segments.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue, adjusted earnings per diluted share, and free cash flow from operations, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

"Adjusted EBITDA" is earnings, or loss, for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, (benefit) provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, goodwill and asset impairment, expansion and re-opening expenses, share-based compensation, professional and advisory fees associated with capital return program, CARES Act credit, credit agreement amendment expenses, gain on insurance recoveries, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

"Gross gaming revenue" represents total gaming revenue adjusted for the State of Rhode Island's and the State of Delaware's respective shares of net terminal income, table games revenue and other gaming revenue, and is being presented by the Company to reflect the unique structure of the Company’s operations in those states where each state’s share of the Company’s revenues is retained at the gross revenue level rather than through taxes. Management believes that the presentation of gaming revenue on a gross basis allows for comparisons to gross gaming win data provided throughout the gaming industry.

“Adjusted EPS” represents net income, or loss, per diluted share before acquisition, integration and restructuring expense, credit agreement amendment expenses, professional and advisory fees associated with capitalization programs, CARES Act credit, gain on insurance recoveries, goodwill and asset impairment charge, and certain other gains or losses.

“Free cash flow” represents cash flow from operations net of capital expenditures.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EPS, and free cash flow when evaluating operating performance because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in our industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA nor Adjusted EPS should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EPS as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Third Quarter Conference Call
The Company’s third quarter 2020 earnings conference call and audio webcast will be held today, Thursday, October 29, 2020, at 8:00 AM EDT. To access the conference call, please dial (833) 570-1160 (U.S. toll-free) and reference conference ID number 4476492. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Twin River Worldwide Holdings, Inc.

Twin River Worldwide Holdings, Inc., which will change its name to Bally’s Corporation effective November 9, 2020, currently owns and operates nine casinos across five states, a horse racetrack, and 13 authorized OTB licenses in Colorado. With over 3,800 employees, the Company's operations include 10,359 slot machines or VLTs, 300 game tables, and 1,290 hotel rooms. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Casino KC, (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its shares currently trade on the New York Stock Exchange under the ticker symbol “TRWH,” but will change to “BALY” when trading commences on November 9, 2020.

Investor Contact	Media Contact
Steve Capp	Liz Cohen
Executive Vice President and Chief Financial Officer	Kekst CNC
401-475-8564	212-521-4845
InvestorRelations@twinriver.com	Liz.Cohen@kekstcnc.com

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements.

Forward-looking statements are sometimes identified by words like "may," “plans,” "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty surrounding the ongoing COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, the resulting closure of Twin Rivers' properties (all of which have reopened at some limited level of capacity) and the risk that the ongoing COVID-19 pandemic (whether as a result of recent increases in the number of positive cases, or otherwise) may require Twin River's properties, or those that it has agreed to acquire, to close again for an indeterminable period of time; (2) the time it will take Twin River to return its facilities to full capacity and the restrictions applicable to its facilities until then; (3) the costs to comply with any mandated health requirements associated with the virus; (4) customer responses as Twin River's facilities continue to operate under various restrictions including the time it takes customers to return to the facilities and the frequency with which they visit Twin River's facilities; (5) the economic uncertainty and challenges in the economy resulting from the ongoing COVID-19 pandemic, including the resulting reduced levels of discretionary consumer spending; (6) challenges Twin River may face in bringing employees back to work upon re-opening of its facilities; (7) unexpected costs, charges or expenses resulting from the recently completed acquisitions; (8) uncertainty of the expected financial performance of Twin River, including the failure to realize the anticipated benefits of its acquisitions; (9) Twin River's ability to implement its business strategy, including its ability to consummate those transactions it has announced but that are not yet consummated (including, its proposed sale of, and agreement to lease back, the real estate of its Dover Downs property) and successfully integrate those businesses; (10) evolving legal, regulatory and tax regimes; (11) the effects of competition that exists in the gaming industry; (12) the actions taken to reduce costs and losses as a result of the COVID-19 pandemic, which could negatively impact guest loyalty and our ability to attract and retain employees; (13) risks associated with increased leverage from Twin River's recently completed and proposed acquisitions and financings; (14) the inability or unwillingness of the lenders under our revolving credit facility to fund requests that we may make to borrow amounts under the facility; (15) increased borrowing costs associated with higher levels of borrowing and other indebtedness and (16) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on May 14, 2020 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 as filed with the Securities and Exchange Commission on August 13, 2020. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Twin River does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$114,995	$182,581
Restricted cash	1,859	2,921
Accounts receivable, net	17,839	23,190
Inventory	8,575	7,900
Prepaid expenses and other assets	51,493	28,439
Total current assets	194,761	245,031
Property and equipment, net	595,520	510,436
Right of use assets, net	27,346	17,225
Goodwill, net	186,571	133,082
Intangible assets, net	247,390	110,373
Other assets	5,293	5,740
Total assets	$1,256,881	$1,021,887
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$5,750	$3,000
Current portion of lease obligations	1,456	1,014
Accounts payable	13,840	14,921
Accrued liabilities	75,029	70,849
Total current liabilities	96,075	89,784
Lease obligations, net of current portion	49,993	16,214
Pension benefit obligations	7,785	8,688
Deferred tax liability	7,581	13,790
Long-term debt, net of current portion	937,632	680,601
Other long-term liabilities	1,650	1,399
Total liabilities	1,100,716	810,476
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 30,476,057 and 41,193,018 shares issued as of September 30, 2020 and December 31, 2019, respectively; 30,476,057 and 32,113,328 shares outstanding as of September 30, 2020 and December 31, 2019, respectively.	304	412
Additional paid-in-capital	143,180	185,544
Treasury stock, at cost, 0 and 9,079,690 shares as of September 30, 2020 and December 31, 2019, respectively.	—	(223,075)
Retained earnings	14,569	250,418
Accumulated other comprehensive loss	(1,888)	(1,888)
Total shareholders’ equity	156,165	211,411
Total liabilities and shareholders’ equity	$1,256,881	$1,021,887

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Gaming	$96,588	$88,315	$196,191	$279,417
Racing	1,684	3,255	4,817	9,978
Hotel	6,874	11,119	16,635	28,814
Food and beverage	6,889	18,054	23,875	50,366
Other	4,589	8,566	13,178	24,583
Total revenue	116,624	129,309	254,696	393,158

Operating costs and expenses:
Gaming	25,996	23,529	59,080	70,683
Racing	1,681	2,293	4,877	7,317
Hotel	2,482	4,190	6,926	11,087
Food and beverage	6,016	15,324	21,951	42,065
Retail, entertainment and other	408	2,252	2,461	5,703
Advertising, general and administrative	43,996	50,011	117,594	136,321
Goodwill and asset impairment	—	—	8,554	—
Acquisition, integration and restructuring expense	2,740	1,930	6,984	11,047
Gain on insurance recoveries	(10)	—	(1,036)	—
Depreciation and amortization	9,932	8,329	28,054	23,331
Total operating costs and expenses	93,241	107,858	255,445	307,554
Income (loss) from operations	23,383	21,451	(749)	85,604

Other income (expense):
Interest income	42	810	297	1,577
Interest expense, net of amounts capitalized	(16,950)	(11,461)	(43,688)	(28,478)
Loss on extinguishment and modification of debt	—	—	—	(1,491)
Other, net	—	1	—	183
Total other expense, net	(16,908)	(10,650)	(43,391)	(28,209)

Income (loss) before provision for income taxes	6,475	10,801	(44,140)	57,395

(Benefit) provision for income taxes	(248)	3,802	(18,430)	15,620
Net income (loss)	$6,723	$6,999	$(25,710)	$41,775

Net income (loss) per share, basic	$0.22	$0.19	$(0.83)	$1.07
Weighted average common shares outstanding, basic	30,458	37,809	30,825	39,063

Net income (loss) per share, diluted	$0.22	$0.18	$(0.83)	$1.07
Weighted average common shares outstanding, diluted	30,635	37,925	30,825	39,183

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(25,710)	$41,775
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	23,851	18,920
Amortization of intangible assets	4,203	4,411
Amortization of operating lease right of use assets	875	966
Share-based compensation - equity awards	9,468	2,807
Amortization of deferred financing costs and discounts on debt	3,256	1,976
Loss on debt extinguishment and modification of debt	—	1,491
Bad debt expense	162	135
Net pension and other postretirement benefit income	—	(39)
Deferred income taxes	(6,209)	—
Gain on disposal of property and equipment	—	(5)
Goodwill and asset impairment	8,554	—
Changes in operating assets and liabilities:
Accounts receivable	5,713	5,980
Inventory	(372)	(210)
Prepaid expenses and other assets	(17,558)	(7,834)
Accounts payable	(2,460)	(5,439)
Accrued liabilities	(2,062)	7,768
Net cash provided by operating activities	1,711	72,702
Cash flows from investing activities:
Acquisition of Dover Downs Gaming & Entertainment, Inc., net of cash acquired	—	(9,606)
Acquisition of Black Hawk Casinos, net of cash acquired	(50,451)	—
Acquisition of Casino KC and Casino Vicksburg, net of cash acquired	(225,496)	—
Deposit for pending acquisition of Jumer's Casino & Hotel	(4,000)	—
Proceeds from sale of property and equipment	—	7
Capital expenditures, excluding Tiverton Casino Hotel and new hotel at Twin River Casino	(8,566)	(17,645)
Capital expenditures - Tiverton Casino Hotel	—	(1,824)
Capital expenditures - new hotel at Twin River Casino	—	(3,765)
Payments associated with licenses	—	(1,092)
Net cash used in investing activities	(288,513)	(33,925)
Cash flows from financing activities:
Revolver borrowings	250,000	25,000
Revolver repayments	(250,000)	(80,000)
Term loan proceeds, net of fees of $13,820 and $10,655, respectively	261,180	289,345
Term loan repayments	(2,938)	(343,189)
Senior note proceeds, net of fees of $0 and $6,130, respectively	—	393,870
Payment of financing fees	(1,117)	(3,352)
Share repurchases	(33,292)	(163,114)
Payment of shareholder dividends	(3,199)	(4,109)
Share redemption for tax withholdings - restricted stock	(2,564)	—
Stock options exercised	84	—
Net cash provided by financing activities	218,154	114,451

Net change in cash and cash equivalents and restricted cash	(68,648)	153,228
Cash and cash equivalents and restricted cash, beginning of period	185,502	81,431
Cash and cash equivalents and restricted cash, end of period	$116,854	$234,659
Supplemental disclosure of cash flow information:
Cash paid for interest	$33,627	$16,069
Cash paid for income taxes, net of refunds	4,385	12,843

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
Revenue	$116,624	$129,309	$254,696	$393,158

Net income (loss)	$6,723	$6,999	$(25,710)	$41,775
Interest expense, net of interest income	16,908	10,651	43,391	26,901
(Benefit) provision for income taxes	(248)	3,802	(18,430)	15,620
Depreciation and amortization	9,932	8,329	28,054	23,331
Non-operating income	—	(1)	—	(183)
Acquisition, integration and restructuring expense	2,740	1,930	6,984	11,047
Goodwill and asset impairment	—	—	8,554	—
Expansion and pre-opening expenses	579	—	579	—
Share-based compensation	1,799	1,028	9,468	2,807
Professional and advisory fees associated with capital return program	—	1,797	(17)	3,500
CARES Act credit (1)	(1,063)	—	(3,948)	—
Credit Agreement amendment expenses (2)	332	522	723	2,151
Gain on insurance recoveries (3)	(10)	—	(1,036)	—
Other (4)	313	541	731	(11)
Adjusted EBITDA	$38,005	$35,598	$49,343	$126,938

Net income margin	5.76%	5.41%	(10.09)%	10.63%
Adjusted EBITDA margin	32.59%	27.53%	19.37%	32.29%
__________________________________
(1) Amount represents the Employee Retention Credit under the CARES Act which provides the Company with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19.
(2) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement.
(3) Gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack.
(4) Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a former tenant in the Lincoln property and a former employee of the Company, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans, (iii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iv) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (v) storm-related repair expenses, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi, and (vi) costs incurred in connection with the implementation of a new human resources information system.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended September 30, 2020	Rhode Island	Mid-Atlantic	Southeast	West	Other	Total
Revenue	$39,393	$19,672	$36,731	$19,169	$1,659	$116,624

Net income (loss)	$7,121	$3,581	$9,630	$1,751	$(15,360)	$6,723
Interest expense, net of interest income	—	30	(12)	—	16,890	16,908
(Benefit) provision for income taxes	2,485	1,361	2,545	610	(7,249)	(248)
Depreciation and amortization	4,096	1,475	2,712	1,567	82	9,932
Acquisition, integration and restructuring expense	—	—	—	—	2,740	2,740
Expansion and pre-opening expenses	579	—	—	—	—	579
Share-based compensation	—	—	—	—	1,799	1,799
CARES Act credit (1)	(909)	—	(84)	(70)	—	(1,063)
Credit Agreement amendment expenses (1)	—	—	—	—	332	332
Gain on insurance recoveries (1)	—	—	—	—	(10)	(10)
Other (1)	—	—	—	—	313	313
Allocation of corporate costs	1,728	863	1,612	841	(5,044)	—
Adjusted EBITDA	$15,100	$7,310	$16,403	$4,699	$(5,507)	$38,005
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Three Months Ended September 30, 2019	Rhode Island	Mid-Atlantic	Southeast	Other	Total
Revenue	$67,842	$25,893	$33,095	$2,479	$129,309

Net income (loss)	$11,870	$2,683	$5,352	$(12,906)	$6,999
Interest expense, net of interest income	(1)	55	(11)	10,608	10,651
(Benefit) provision for income taxes	4,462	1,028	1,430	(3,118)	3,802
Depreciation and amortization	4,779	1,322	2,181	47	8,329
Non-operating income	—	(1)	—	—	(1)
Acquisition, integration and restructuring expense	404	175	—	1,351	1,930
Share-based compensation	—	—	—	1,028	1,028
Professional and advisory fees associated with capital return program	—	—	—	1,797	1,797
Credit Agreement amendment expenses (1)	—	—	—	522	522
Other (1)	100	—	(152)	593	541
Allocation of corporate costs	2,092	798	1,021	(3,911)	—
Adjusted EBITDA	$23,706	$6,060	$9,821	$(3,989)	$35,598
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Nine Months Ended September 30, 2020	Rhode Island	Mid-Atlantic	Southeast	West	Other	Total
Revenue	$99,626	$47,222	$79,349	$24,690	$3,809	$254,696

Net income (loss)	5,173	1,429	12,696	(4,986)	(40,022)	(25,710)
Interest expense, net of interest income	(56)	107	(25)	—	43,365	43,391
(Benefit) provision for income taxes	1,895	548	3,387	(2,777)	(21,483)	(18,430)
Depreciation and amortization	13,629	4,393	7,213	2,591	228	28,054
Acquisition, integration and restructuring expense	—	20	—	—	6,964	6,984
Expansion and pre-opening expenses	579	—	—	—	—	579
Goodwill and asset impairment	—	—	—	8,554	—	8,554
Share-based compensation	—	—	—	—	9,468	9,468
Professional and advisory fees associated with capital return program	—	—	—	—	(17)	(17)
CARES Act credit (1)	(2,378)	(580)	(570)	(370)	(50)	(3,948)
Credit Agreement amendment expenses (1)	—	—	—	—	723	723
Gain on insurance recoveries(1)	—	—	—	—	(1,036)	(1,036)
Other (1)	—	—	—	—	731	731
Allocation of corporate costs	5,908	2,775	4,570	1,224	(14,477)	—
Adjusted EBITDA	$24,750	$8,692	$27,271	$4,236	$(15,606)	$49,343
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Nine Months Ended September 30, 2019	Rhode Island	Mid-Atlantic	Southeast	Other	Total
Revenue	$236,823	$53,169	$96,245	$6,921	$393,158

Net income	$54,645	$4,014	$14,100	$(30,984)	$41,775
Interest expense, net of interest income	3,265	114	(23)	23,545	26,901
Provision for income taxes	20,254	1,540	3,763	(9,937)	15,620
Depreciation and amortization	13,740	2,606	6,847	138	23,331
Non-operating income	—	(39)	—	(144)	(183)
Acquisition, integration and restructuring expense	404	1,097	—	9,546	11,047
Share-based compensation	—	—	—	2,807	2,807
Professional and advisory fees associated with capital return program	—	—	—	3,500	3,500
Credit Agreement amendment expenses (1)	1,038	—	—	1,113	2,151
Other (1)	(419)	—	123	285	(11)
Allocation of corporate costs	8,311	1,910	3,341	(13,562)	—
Adjusted EBITDA	$101,238	$11,242	$28,151	$(13,693)	$126,938
_______________________________
See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	Change	2020	2019	Change
Gaming revenue	$96,588	$88,315	9.4%	$196,191	$279,417	(29.8)%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	62,963	95,374		153,599	304,866
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	18,975	22,389		42,897	44,872
Gross gaming revenue	$178,526	$206,078	(13.4)%	$392,687	$629,155	(37.6)%
_______________________________
(1)Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Net Income Per Diluted Share to
Adjusted Net Income (Loss) Per Diluted Share (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) per diluted share	$0.22	$0.18	$(0.83)	$1.07
Acquisition, integration and restructuring expense	0.09	0.05	0.23	0.28
Goodwill and asset impairment	—	—	0.28	—
Credit Agreement amendment expenses (1)	0.01	0.01	0.02	0.05
Expansion and pre-opening expenses	0.02	—	0.02	—
Professional and advisory fees associated with capital return program	—	0.05	—	0.09
CARES Act credit (1)	(0.03)	—	(0.13)	—
Gain on insurance recoveries (1)	—	—	(0.03)	—
Other (1)	0.01	0.01	0.02	—
Tax effect of adjustments	—	(0.04)	(0.17)	(0.12)
Adjusted net income (loss) per diluted share	$0.32	$0.27	$(0.60)	$1.38
_______________________________
Note: Amounts in table may not subtotal due to rounding.
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.